Exhibit 99.1

Birner Dental Management Services, Inc. Announces Results For 3Q 2016

DENVER, Nov. 14, 2016 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and nine months ended September 30, 2016. For the quarter ended September 30, 2016, revenue decreased $698,000, or 4.4%, to $15.2 million. The Company's earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense ("Adjusted EBITDA") decreased $483,000, or 59.0%, to $335,000 for the quarter ended September 30, 2016. Net loss for the quarter ended September 30, 2016 increased $290,000 to $(517,000) compared to $(227,000) for the quarter ended September 30, 2015. Net loss per share increased to $(0.28) for the quarter ended September 30, 2016 compared to $(0.12) for the quarter ended September 30, 2015.

For the nine months ended September 30, 2016, revenue decreased $1.3 million, or 2.7%, to $47.5 million. The Company's Adjusted EBITDA decreased $978,000, or 31.2%, to $2.2 million for the nine months ended September 30, 2016. Net loss for the nine months ended September 30, 2016 increased $517,000 to $(847,000) compared to $(330,000) for the nine months ended September 30, 2015. Net loss per share increased to $(0.46) for the nine months ended September 30, 2016 compared to $(0.18) for the nine months ended September 30, 2015.

A substantial portion of the decline in revenue for the quarter and nine months ended September 30, 2016, was concentrated in one region within the Company. The Company believes it is taking the necessary actions to correct the decline in revenue with new management for this region. Additionally, the Company believes that dentist transition partially contributed to the decrease in revenue. The number of dentists affiliated with the Company has declined from 110 at September 30, 2015 to 98 at September 30, 2016. The Company replaced its dentist recruiter in September 2016 in an effort to reverse the decline in the number of its affiliated dentists.

The Company also believes that revenue in the second and third quarters of 2016 has been adversely affected by employee distractions caused by matters related to an activist shareholder group that began making a series of public disclosures critical of the Company, its board and management in May 2016. Additionally, the Company incurred additional expenses during the third quarter in connection with matters related to the activist shareholder group as well as its board of directors' ongoing evaluation of the Company's strategic options.

Significantly contributing to the decrease in Adjusted EBITDA during the quarter and nine months ended September 30, 2016 was negative Adjusted EBITDA from the Company's two most recently opened de novo offices. The Company's de novo offices typically take a period of time after opening before they generate positive Adjusted EBITDA. The two de novo offices had negative Adjusted EBITDA of $114,000 for the quarter ended September 30, 2016 and $435,000 for the nine months ended September 30, 2016. As previously announced, the Company does not intend to open any additional de novo offices for the balance of the year.

During the nine months ended September 30, 2016, the Company paid approximately $409,000 in dividends to its shareholders, had capital expenditures of $685,000 and decreased total bank debt outstanding by approximately $269,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 69 dental offices, of which 36 were acquired and 33 were de novo developments. As of September 30, 2016, the Company had 98 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended September 30, 2016 on Monday, November 14, 2016 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-800-768-6544 and refer to Confirmation Code 5753356 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on November 14, 2016, the rebroadcast number is 1-888-203-1112 with the pass code of 5753356. This rebroadcast will be available through November 28, 2016.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including the amount of bank debt, performance of de novo offices, the payment or nonpayment of dividends and dentist turnover. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2015. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended				Nine Months Ended
	September 30,				September 30,
	2015		2016		2015		2016
REVENUE:
Dental practice revenue	$ 14,681,849		$ 13,988,133		$ 45,241,736		$ 44,009,444
Capitation revenue	1,170,907		1,166,155		3,553,173		3,461,218
	15,852,756		15,154,288		48,794,909		47,470,662

DIRECT EXPENSES:
Clinical salaries and benefits	9,491,411		9,242,477		29,155,036		28,564,107
Dental supplies	762,736		729,299		2,261,936		2,187,229
Laboratory fees	851,678		869,014		2,516,851		2,648,658
Occupancy	1,514,141		1,591,841		4,426,666		4,712,445
Advertising and marketing	326,756		176,150		707,661		490,227
Depreciation and amortization	1,061,157		988,031		3,255,507		3,026,164
General and administrative	1,350,066		1,394,284		3,926,094		4,139,482
	15,357,945		14,991,096		46,249,751		45,768,312

Contribution from dental offices	494,811		163,192		2,545,158		1,702,350

CORPORATE EXPENSES:
General and administrative	779,585	(1)	848,358	(1)	2,836,925	(2)	2,696,123	(2)
Depreciation and amortization	62,616		47,114		174,524		165,994

OPERATING LOSS	(347,390)		(732,280)		(466,291)		(1,159,767)
Interest expense, net	24,143		70,367		74,700		185,240

LOSS BEFORE INCOME TAXES	(371,533)		(802,647)		(540,991)		(1,345,007)
Income tax benefit	(144,897)		(286,131)		(210,986)		(497,653)

NET LOSS	$ (226,636)		$ (516,516)		$ (330,005)		$ (847,354)

Net loss per share of Common Stock -Basic	$ (0.12)		$ (0.28)		$ (0.18)		$ (0.46)

Net loss per share of Common Stock - Diluted	$ (0.12)		$ (0.28)		$ (0.18)		$ (0.46)

Cash dividends per share of Common Stock	$ 0.22		$ -		$ 0.66		$ -

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,860,482		1,860,261		1,859,956		1,860,334

Diluted	1,860,482		1,860,261		1,859,956		1,860,334

(1)

Corporate expense - general and administrative includes $42,075 and $32,309 of stock-based compensation expense pursuant to ASC Topic 718 for the quarters ended September 30, 2015 and 2016, respectively.

(2)

Corporate expense - general and administrative includes $169,338 and $123,118 of stock-based compensation expense pursuant to ASC Topic 718 for the nine months ended September 30, 2015 and 2016, respectively.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	September 30,
ASSETS	2015	2016
CURRENT ASSETS:
Cash	$ 258,801	$ 220,676
Accounts receivable, net of allowance for doubtful
accounts of approximately $390,000 and $390,000, respectively	3,043,655	3,350,154
Note receivable	34,195	34,195
Deferred tax asset	275,907	284,629
Income tax receivable	73,878	-
Prepaid expenses and other assets	575,770	779,071

Total current assets	4,262,206	4,668,725

PROPERTY AND EQUIPMENT, net	9,808,014	7,934,008

OTHER NONCURRENT ASSETS:
Intangible assets, net	7,565,648	6,932,225
Deferred charges and other assets	155,741	155,741
Note receivable	55,002	35,781

Total assets	$ 21,846,611	$ 19,726,480

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,920,998	$ 2,871,376
Accrued expenses	1,547,915	927,384
Accrued payroll and related expenses	2,330,398	2,239,065
Income taxes payable	-	10,328
Current maturities of long-term debt	1,500,000	2,000,000

Total current liabilities	8,299,311	8,048,153

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,242,800	1,703,757
Long-term debt	8,707,578	7,938,934
Other long-term obligations	949,554	1,121,364

Total liabilities	20,199,243	18,812,208

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 1,861,106 and 1,860,261 shares issued and
outstanding, respectively	1,446,182	1,560,440
Retained earnings (accumulated deficit)	201,186	(646,168)

Total shareholders' equity	1,647,368	914,272

Total liabilities and shareholders' equity	$ 21,846,611	$ 19,726,480

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax benefit to net loss as in the table below.

	Quarters		Nine Months
	Ended September 30,		Ended September 30,
	2015	2016	2015	2016
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	($226,636)	($516,516)	($330,005)	($847,354)
Add back:
Depreciation and amortization - Offices	1,061,157	988,031	3,255,507	3,026,164
Depreciation and amortization - Corporate	62,616	47,114	174,524	165,994
Stock-based compensation expense	42,075	32,309	169,338	123,118
Interest expense, net	24,143	70,367	74,700	185,240
Income tax benefit	(144,897)	(286,131)	(210,986)	(497,653)

Adjusted EBITDA	$818,458	$335,174	$3,133,078	$2,155,509